UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2022

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CRONA CORP.
(Exact name of registrant as specified in its charter)

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Nevada	333-216180	35-2574778
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

422 Richards Street, Unit 170

Vancouver, BC V6B 2Z4

Tel:  (888) 998-9449

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CCCP	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sales of Equity Securities.

As of December 29, 2022, Andrei Gurduiala, President of Crona Corp. (the "Company") closed a Share Purchase Agreement (the “Agreement”) that he entered with Chris Brown to sell all his 5,000,000 common shares of the Company to Chris Brown for cash consideration of $500,000.

Also, on December 29, 2022, the Company entered into an acquisition agreement with Mr. Brown to acquire all assets and business contracts of Zeroblast Services Ltd. In exchange for a cash payment of $100,000.  As a result of this acquisition, the Company is moving out of the music-recognition services business and moving into the antimicrobial surface protection services business.

Item 5.01. Changes in Control of Registrant.

On December 29, 2022, a change in control of the Company occurred pursuant to the Agreement.  Mr. Brown now has voting control over 82.1% of the Company’s issued and outstanding common stock.

There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 29, 2022, a shareholder holding majority voting power of the shares of the Company, by written consent, voted to elect Chris Brown to the Company’s board of Directors.

On December 29, 2022, the Company received the resignation of Andrei Gurduiala as the Company’s President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and Director.

Also on December 29, 2022, the Company appointed Chris Brown as its President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary.

Chris Brown brings more than 20 years of professional experience in both private and public enterprises. His career and leadership have been focused on brand development, delivering effective corporate sales strategies, and driving profitable revenue growth. Chris served as the President for Neutra Corp., a Nevada company from August 2014 to December 2018. He also served as president for Theramed Health Corp., a British Columbia company from February 2019 thru April 2020. Mr. Brown is currently President of ZeroBlast, a business focused on infection control solutions including the elimination of germs and microbes through disinfection and anti-microbial protection for sports teams and businesses. Brown has worked full time with ZeroBlast for the past 6 years.

Mr. Brown will serve as Company director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Brown any other person pursuant to which he was selected as an officer and director.  There are no family relationships between Messrs. Brown and Stanbury and any of the Company’s officers or directors.  Mr. Brown has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940 during the past 5 years.

Item 8.01. Other Events.

Effective December 29, 2022, the Company’s new address is 422 Richards Street, Unit 170 Vancouver, BC V6B 2Z4. The Company’s new telephone number is (888) 998-9449.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Crona Corp.

Date: January 5, 2023	By:	/s/ Chris Brown
Chris Brown
President & CEO

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